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                                                                   Exhibit 10.48
                                    AMENDMENT
                         TO THE PROMUS HOTEL CORPORATION
               1996 NON-MANAGEMENT DIRECTORS STOCK INCENTIVE PLAN

      Promus Hotel Corporation (the "Company"), a Delaware corporation, maintains the Promus Hotel Corporation 1996 Non-Management Directors Stock Incentive Plan (the "Plan"). In order to make certain changes to the Plan, as authorized by Section 11 of the Plan, this Amendment to the Plan has been approved and adopted by an action of the Committee appointed by the Board of Directors of the Company to administer the Plan, effective immediately. This Amendment, together with the Plan, constitutes the entire Plan as amended to date.

      1. Section 2 of the Plan is hereby amended to add the following sentence to the end of such section:

      Notwithstanding the foregoing, the Board of Directors of the Company (the "Board") shall exercise any and all rights, duties and powers of the Committee under the Plan to the extent required by the applicable exemptive conditions of the Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), as determined by the Board in its sole discretion.

      2. The third sentence of the first paragraph of Section 7 of the Plan is hereby amended to read in its entirety:

      The deferral election form signed by the participant prior to the plan year will be irrevocable except in case of hardship (as defined in Section
      8) as determined in good faith by the Board pursuant to Section 8.

      3. Section 8 is hereby amended to add the following sentence to the end of such section:

      For purposes of this Section 8, the Committee shall be the Board.

      4. Section 10(a) of the Plan is hereby amended to add the following proviso to the end of such section:

      ; provided, however, that to the extent required by the applicable exemptive conditions of Rule 16b-3, any such adjustment shall be subject to approval by the Board.

      5. Section 10(b) of the Plan is hereby amended to add the following proviso to the end of such section:
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      ; provided, however, that to the extent required by the applicable exemptive conditions of Rule 16b-3, any such termination shall be subject to approval by the Board.

      6. Section 10(c) of the Plan is hereby amended to provide in its entirety as follows:

      (c) No adjustment or action under this Section 10 or any other provision of this Plan shall be authorized to the extent such adjustment or action would violate Section 16 of the Securities Exchange Act of 1934, as amended, or the applicable exemptive conditions of Rule 16b-3. The number of shares finally granted under this Plan shall always be rounded to the next whole number.

      7. Section 10(d) of the Plan is hereby amended to add the following proviso to the end of such section:

      ; provided, however, that to the extent required by the applicable exemptive conditions of Rule 16b-3, any such decision shall be subject to approval by the Board.

      8. Section 11 of the Plan is hereby amended to read in its entirety as follows:

            Amendment. The Committee may terminate, modify or amend the Plan in such respect as it shall deem advisable, without obtaining approval from the Company's stockholders except as such approval may be required pursuant to the applicable exemptive conditions of Rule 16b-3 or Section 16 of the Securities Exchange Act of 1934, as amended. No termination, modification or amendment of the Plan may, without the consent of a participant, adversely affect a participant's rights under an award granted prior thereto.

                                     * * * *

            Executed on this 23rd day of December, 1996


                                    ___________________________
                                    Patricia R. Ferguson
                                    Vice President